Citigroup Global Markets Holdings Inc.	September 9, 2024 Medium-Term Senior Notes, Series N Pricing Supplement No. 2024-USNCH23522 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01
Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Meta Platforms, Inc. and Netflix, Inc. Due September 14, 2027
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The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for periodic contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments, (ii) the value of what you receive at maturity may be significantly less than the stated principal amount of your securities, and may be zero, and (iii) the securities may be automatically called for redemption prior to maturity beginning on the first potential autocall date specified below. Each of these risks will depend solely on the performance of the worst performing of the underlyings specified below.

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You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

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Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:
Underlying
Initial underlying value*
Coupon barrier value**
Final barrier value**
Meta Platforms, Inc.
$504.79
$353.353
$353.353
Netflix, Inc.
$675.42
$472.794
$472.794
*For each underlying, its closing value on the pricing date
**For each underlying, 70.00% of its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	September 9, 2024
Issue date:	September 12, 2024
Valuation dates:
October 9, 2024, November 11, 2024, December 9, 2024, January 9, 2025, February 10, 2025, March 10, 2025, April 9, 2025, May 9, 2025, June 9, 2025, July 9, 2025, August 11, 2025, September 9, 2025, October 9, 2025, November 10, 2025, December 9, 2025, January 9, 2026, February 9, 2026, March 9, 2026, April 9, 2026, May 11, 2026, June 9, 2026, July 9, 2026, August 10, 2026, September 9, 2026, October 9, 2026, November 9, 2026, December 9, 2026, January 11, 2027, February 9, 2027, March 9, 2027, April 9, 2027, May 10, 2027, June 9, 2027, July 9, 2027, August 9, 2027 and September 9, 2027 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, September 14, 2027
Contingent coupon payment dates:	The third business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:
On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.41667% of the stated principal amount of the securities (equivalent to a contingent coupon rate of approximately 17.00% per annum) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.

Payment at maturity:
If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):
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If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000
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If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value:
$1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)
If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	—	$1,000.00
Total:	$1,127,000.00	—	$1,127,000.00
(Key Terms continued on next page)
(1) On the date of this pricing supplement, the estimated value of the securities is $977.50 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) CGMI will pay selected dealers a structuring fee of up to $8.00 for each security they sell. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:
Product Supplement No. EA-04-10 dated March 7, 2023         Prospectus Supplement and Prospectus each dated March 7, 2023
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Automatic early redemption:
If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:
The valuation dates scheduled to occur on September 9, 2025, October 9, 2025, November 10, 2025, December 9, 2025, January 9, 2026, February 9, 2026, March 9, 2026, April 9, 2026, May 11, 2026, June 9, 2026, July 9, 2026, August 10, 2026, September 9, 2026, October 9, 2026, November 9, 2026, December 9, 2026, January 11, 2027, February 9, 2027, March 9, 2027, April 9, 2027, May 10, 2027, June 9, 2027, July 9, 2027 and August 9, 2027

Final underlying value:	For each underlying, its closing value on the final valuation date
Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
CUSIP / ISIN:	17333AAX7 / US17333AAX72
PS-2

Citigroup Global Markets Holdings Inc.

Additional Information
General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.
Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) Netflix, Inc. are its shares of common stock and (ii) Meta Platforms, Inc. are its shares of Class A common stock. Please see the accompanying product supplement for more information.
PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples
The examples in the first section below illustrate how to determine whether a contingent coupon will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called for redemption following a valuation date that is also a potential autocall date. The examples in the second section below illustrate how to determine the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.
The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, coupon barrier values or final barrier values of the underlyings. For the actual initial underlying value, coupon barrier value and final barrier value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, coupon barrier value and final barrier value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.
Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value	Hypothetical final barrier value
Meta Platforms, Inc.	$100.00	$70.00 (70.00% of its hypothetical initial underlying value)	$70.00 (70.00% of its hypothetical initial underlying value)
Netflix, Inc.	$100.00	$70.00 (70.00% of its hypothetical initial underlying value)	$70.00 (70.00% of its hypothetical initial underlying value)
Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption Following a Valuation Date that is also a Potential Autocall Date
The three hypothetical examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a hypothetical valuation date that is also a potential autocall date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.
	Hypothetical closing value of Meta Platforms, Inc. on hypothetical valuation date	Hypothetical closing value of Netflix, Inc. on hypothetical valuation date	Hypothetical payment per $1,000.00 security on related contingent coupon payment date
Example 1 Hypothetical Valuation Date #1	$120 (underlying return = ($120 - $100) / $100 = 20%)	$85 (underlying return = ($85 - $100) / $100 = -15%)	$14.1667 (contingent coupon is paid; securities not redeemed)
Example 2 Hypothetical Valuation Date #2	$45 (underlying return = ($45 - $100) / $100 = -55%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$0.00 (no contingent coupon; securities not redeemed)
Example 3 Hypothetical Valuation Date #3	$110 (underlying return = ($110 - $100) / $100 = 10%)	$115 (underlying return = ($115 - $100) / $100 = 15%)	$1,028.3334 (contingent coupon plus the previously unpaid contingent coupon is paid; securities redeemed)
Example 1: On hypothetical valuation date #1, Netflix, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value but less than its initial underlying value. As a result, investors in the securities would receive the contingent coupon payment on the related contingent coupon payment date and the securities would not be automatically redeemed.
Example 2: On hypothetical valuation date #2, Meta Platforms, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date and the securities would not be automatically redeemed.
Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. Whether a contingent coupon is paid following a valuation date depends solely on the closing value of the worst performing underlying on that valuation date.
Example 3: On hypothetical valuation date #3, Meta Platforms, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than both its coupon barrier value and its initial underlying value. As a result, the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment plus any previously unpaid contingent coupon payments. Because no contingent coupon payment was received in connection with hypothetical valuation date #2, investors in the securities would also receive the previously unpaid contingent coupon payment on the related contingent coupon payment date.
If the hypothetical valuation date were not also a potential autocall date, the securities would not be automatically redeemed on the related contingent coupon payment date.
PS-4

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity on the Securities
The next three hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier automatically redeemed and that the final underlying values of the underlyings are as indicated below.
	Hypothetical final underlying value of Meta Platforms, Inc.	Hypothetical final underlying value of Netflix, Inc.	Hypothetical payment at maturity per $1,000.00 security
Example 4	$110 (underlying return = ($110 - $100) / $100 = 10%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$1,014.1667 plus any previously unpaid contingent coupon payments
Example 5	$110 (underlying return = ($110 - $100) / $100 = 10%)	$30 (underlying return = ($30 - $100) / $100 = -70%)	$300.00
Example 6	$0 (underlying return = ($0 - $100) / $100 = -100%)	$30 (underlying return = ($30 - $100) / $100 = -70%)	$0.00
Example 4: On the final valuation date, Meta Platforms, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is greater than its final barrier value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity (assuming no previously unpaid contingent coupon payments), but you would not participate in the appreciation of any of the underlyings.
Example 5: On the final valuation date, Netflix, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying on the final valuation date)
= $1,000.00 + ($1,000.00 × -70.00%)
= $1,000.00 + -$700.00
= $300.00
In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the final underlying value of the worst performing underlying on the final valuation date is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.
Example 6: On the final valuation date, Meta Platforms, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is $0.00. Accordingly, at maturity, you would receive a payment per security calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying on the final valuation date)
= $1,000.00 + ($1,000.00 × -100.00%)
= $1,000.00 + -$1,000.00
= $0.00
In this scenario, you would lose your entire investment in the securities at maturity.
It is possible that the closing value of the worst performing underlying will be less than its coupon barrier value on each valuation date and less than its final barrier value on the final valuation date, such that you will not receive any contingent coupon payments over the term of the securities (including any previously unpaid contingent coupon payments) and will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
PS-5

Citigroup Global Markets Holdings Inc.

Summary Risk Factors
An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.
The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.
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You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying on the final valuation date has declined from its initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

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You will not receive any contingent coupon on the contingent coupon payment date following any valuation date on which the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. You will only receive a contingent coupon payment that has not been paid on a subsequent contingent coupon payment date if and only if the closing value of the worst performing underlying on the related valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on each valuation date is below its coupon barrier value, you will not receive any contingent coupon payments over the term of the securities.

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Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of, and correlation between, the closing values of the underlyings are important factors affecting these risks. Greater expected volatility of, and lower expected correlation between, the closing values of the underlyings as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing value of the worst performing underlying on one or more valuation dates will be less than its coupon barrier value, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the final underlying value of the worst performing underlying on the final valuation date will be less than its final barrier value, such that you will not be repaid the stated principal amount of your securities at maturity.

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The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

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The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

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You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

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You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

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You may not be adequately compensated for assuming the downside risk of the worst performing underlying. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing

PS-6

Citigroup Global Markets Holdings Inc.

underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying.

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The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential autocall date, the securities will be automatically called for redemption if the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value. As a result, if the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically redeemed, cutting short your opportunity to receive contingent coupon payments. If the securities are automatically redeemed prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

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The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any of the underlyings.

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The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. Whether the contingent coupon will be paid on any given contingent coupon payment date (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

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The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

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The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market

PS-7

Citigroup Global Markets Holdings Inc.

rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.
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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

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Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

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The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

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Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an

PS-8

Citigroup Global Markets Holdings Inc.

adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

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The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

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The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

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If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

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The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.
You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
PS-9

Citigroup Global Markets Holdings Inc.

Information About Meta Platforms, Inc.
Meta Platforms, Inc. operates as a social technology company. The company builds applications and technologies that help people connect, find communities, and grow businesses. The underlying shares of Meta Platforms, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35551 through the SEC’s website at http://www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Meta Platforms, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “META.”
We have derived all information regarding Meta Platforms, Inc. from publicly available information and have not independently verified any information regarding Meta Platforms, Inc. This pricing supplement relates only to the securities and not to Meta Platforms, Inc. We make no representation as to the performance of Meta Platforms, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Meta Platforms, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Meta Platforms, Inc. on September 9, 2024 was $504.79.
The graph below shows the closing value of Meta Platforms, Inc. for each day such value was available from January 2, 2014 to September 9, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Meta Platforms, Inc. – Historical Closing Values January 2, 2014 to September 9, 2024

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Citigroup Global Markets Holdings Inc.

Information About Netflix, Inc.
Netflix, Inc. is an Internet subscription service for watching television shows and movies. The underlying shares of Netflix, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Netflix, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35727 through the SEC’s website at http://www.sec.gov. In addition, information regarding Netflix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Netflix, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “NFLX.”
We have derived all information regarding Netflix, Inc. from publicly available information and have not independently verified any information regarding Netflix, Inc. This pricing supplement relates only to the securities and not to Netflix, Inc. We make no representation as to the performance of Netflix, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Netflix, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Netflix, Inc. on September 9, 2024 was $675.42.
The graph below shows the closing value of Netflix, Inc. for each day such value was available from January 2, 2014 to September 9, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Netflix, Inc. – Historical Closing Values January 2, 2014 to September 9, 2024

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PS-11

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations
You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.
Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:
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Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

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Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.
Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.
As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).
A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.
We will not be required to pay any additional amounts with respect to amounts withheld.
You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.
You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Supplemental Plan of Distribution
CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will not receive any underwriting fee for any securities sold in this offering. However, CGMI and its affiliates may profit from expected hedging activity related to this offering. From these expected hedging profits, CGMI will pay selected dealers participating in the distribution of the securities a structuring fee of up to $8.00 for each security sold in this offering. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.
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Citigroup Global Markets Holdings Inc.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.
Valuation of the Securities
CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.
For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”
Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.
In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.
In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.
Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other
PS-13

Citigroup Global Markets Holdings Inc.

constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.
Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
Contact
Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.
© 2024 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.
PS-14